Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                             CENDANT CORPORATION
            (Exact name of Registrant as Specified in its Charter)

                 Delaware                               06-0918165
       (State or Other Jurisdiction                  (I.R.S. Employer
    of Incorporation or Organization)              Identification No.)
               6 Sylvan Way
          Parsippany, New Jersey                          07054
 (Address of Principal Executive Offices)               (Zip Code)
                 Cendant Corporation 1997 Employee Stock Plan
                           (Full Title of the Plan)
                           ------------------------


                            James E. Buckman, Esq.
             Senior Executive Vice President and General Counsel
                             Cendant Corporation
                                 6 Sylvan Way
                         Parsippany, New Jersey 07054
                   (Name and Address of Agent for Service)

                             Tel: (973) 428-9700
                             Fax: (973) 496-5331

        (Telephone Number, Including Area Code, of Agent for Service)
        -------------------------------------------------------------


                               With a Copy to:

                                 Eric J. Bock
                            Vice President, Legal
                             Cendant Corporation
                                 6 Sylvan Way
                         Parsippany, New Jersey 07054
                             Tel: (973) 428-9700
                             Fax: (973) 496-5331
                             -------------------

                       CALCULATION OF REGISTRATION FEE

                                     Proposed     Proposed Maximum
Title Of                             Maximum      Aggregate
Securities To Be  Amount To Be       Offering     Offering Price(1) Amount Of
Registered        Registered         Price Per                      Registration
                                     Share(1)                       Fee(1)

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Common Stock,
$.01 par value    13,790,284 shares  $33.6875     $464,560,192      137,046


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(1)   Pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on January 27, 1998.

                                  PART I

               INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

            The documents containing the information specified in this
Part I will be sent or given to all participants in the Cendant Corporation 1997 Employee Stock Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

            The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997;

(c) The Registrant's Current Reports on Form 8-K dated February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997, May
        29, 1997, August 15, 1997, October 31, 1997, November 4, 1997,
        December 18, 1997, January 14, 1998, January 22, 1998, January 27, 1998 and January 29, 1998; and

(d) Description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registrant's Registration Statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

            All documents and reports subsequently filed by the Registrant Pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not applicable.

Item 5.     Interests of Named Experts and Counsel

            Jeffrey A. Gershowitz, Esq., has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Mr. Gershowitz is a vice president of the Registrant. A copy of this opinion is attached as Exhibit 5 to this Registration Statement. Mr. Gershowitz holds shares of Common Stock and options to acquire shares of Common Stock.

Item 6.     Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

            The Registrant's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

            As permitted by Section 102(b)(7) of the GCL, the Registrant's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7.     Exemption from Registration Claimed

            No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.     Exhibits

            See Exhibit Index.

Item 9.     Undertakings

            a.     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)      To include any prospectus required by
                                 Section 10(a)(3) of the Securities Act;

                        (ii)     To reflect in the prospectus any facts
                                 or events arising after the effective
                                 date of this Registration Statement (or
                                 the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities

     Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 29th day of January, 1998.

                            CENDANT CORPORATION

                     By: /s/ James E. Buckman
                           Name:  James E. Buckman
                           Title: Senior Executive Vice President
                                    and General Counsel

                             POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                      Title                       Date

/s/ Walter A. Forbes          Chairman of the Board of      January 29, 1998
 Walter A. Forbes             Directors

/s/ Henry R. Silverman        President, Chief Executive    January 29, 1998
 Henry R. Silverman            Officer and Director
                               (Principal Executive
                               Officer)

/s/ Michael P. Monaco         Chief Financial Officer       January 29, 1998
 Michael P. Monaco             and Director (Principal
                               Financial Officer)

/s/ Scott Forbes              Senior Vice President -       January 29, 1998
 Scott Forbes                  Finance (Principal
                               Accounting Officer)

/s/ Stephen P. Holmes         Director                      January 29, 1998
 Stephen P. Holmes

/s/ Robert D. Kunisch         Director                      January 29, 1998
 Robert D. Kunisch

/s/ Christopher K. McLeod     Director                      January 29, 1998
 Christopher K. McLeod

/s/ E. Kirk Shelton           Director                      January 29, 1998
 E. Kirk Shelton

/s/ John D. Snodgrass         Director                      January 29, 1998
 John D. Snodgrass

/s/ Robert T. Tucker          Director                      January 29, 1998
 Robert T. Tucker

/s/ James E. Buckman          Director                      January 29, 1998
 James E. Buckman

/s/ Bartlett Burnap           Director                      January 29, 1998
 Bartlett Burnap

/s/ Leonard S. Coleman        Director                      January 29, 1998
 Leonard S. Coleman

/s/ T. Barnes Donnelley       Director                      January 29, 1998
 T. Barnes Donnelley

/s/ Martin L. Edelman         Director                      January 29, 1998
 Martin L. Edelman

/s/ Frederick D. Green        Director                      January 29, 1998
 Frederick D. Green

/s/ Stephen A. Greyser        Director                      January 29, 1998
 Stephen A. Greyser

 /s/ Carole G. Hankin         Director                      January 29, 1998
 Carole G. Hankin

/s/ Brian Mulroney            Director                      January 29, 1998
 Brian Mulroney, P.C., LL.D.

/s/ Robert E. Nederlander     Director                      January 29, 1998
 Robert E. Nederlander

/s/ Burton C. Perfit          Director                      January 29, 1998
 Burton C. Perfit

/s/ Anthony G. Petrello       Director                      January 29, 1998
 Anthony G. Petrello

/s/ Robert W. Pittman         Director                      January 29, 1998
 Robert W. Pittman

/s/ E. John Rosenwald, Jr.    Director                      January 29, 1998
 E. John Rosenwald, Jr.

/s/ Robert P. Rittereiser     Director                      January 29, 1998
 Robert P. Rittereiser

/s/ Stanley M. Rumbough, Jr.  Director                      January 29, 1998
 Stanley M. Rumbough, Jr.

/s/ Leonard Schutzman         Director                      January 29, 1998
 Leonard Schutzman

/s/ Robert F. Smith           Director                      January 29, 1998
 Robert F. Smith

/s/ Craig R. Stapleton        Director                      January 29, 1998
 Craig R. Stapleton

                              EXHIBIT INDEX

Exhibit Number    Description

4.1       Cendant Corporation 1997 Employee Stock Plan.

4.2       Form of Stock Option Contract - 1997 Employee Stock Plan.

5.1 Opinion of Jeffrey A. Gershowitz, Esq. as to legality of the securities being registered.

15.1 Letter of Ernst & Young LLP re: Unaudited Interim Financial Information of CUC International Inc.

23.1 Consent of Deloitte & Touche LLP related to financial statements of Cendant Corporation.

23.2 Consent of Ernst & Young LLP relating to the financial statements of CUC International Inc.

23.3 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated.

23.4 Consent of KPMG Peat Marwick LLP relating to the financial statements of PHH Corporation.

23.5 Consent of Deloitte & Touche LLP relating to the financial statements of Sierra On-Line, Inc.

23.6 Consent of KPMG Peat Marwick LLP relating to the financial statements of Davidson & Associates, Inc.

23.7 Consent of Price Waterhouse LLP relating to the financial statements of Ideon Group, Inc.

23.8 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto).

24.1 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).

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